Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

In connection with this Quarterly Report of Ethema Health Corporation (the “Company”), on Form 10-Q for the three months ended March 31, 2018, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Shawn E. Leon, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes Oxley Act of 2002, that:

(1)    Such Quarterly Report on Form 10-Q for the three months ended March 31, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in such Quarterly Report on Form 10-Q for the three months ended March 310, 2018, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 21, 2018

Ethema Health Corporation

by:/s/ Shawn E. Leon

Shawn E. Leon

Chief Executive Officer